SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 21, 2012

SINO-GLOBAL SHIPPING

AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-56 39th Avenue, Room #305

Flushing, New York 11354

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2012, Sino-Global Shipping America, Ltd. (the “Company”) received from the Nasdaq OMX Group (“Nasdaq”) a letter (the “Nasdaq Letter”) indicating that it is not in compliance with Nasdaq Marketplace Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. On its quarterly report for the period ended September 30, 2012, the Company reported stockholders’ equity of $2,098,807 and, as a result, does not currently satisfy Nasdaq Marketplace Rule 5550(b)(1).

Nasdaq’s letter advises the Company that the Company will have 45 calendar days from November 21, 2012 to submit a plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from November 21, 2012 to evidence compliance. There can be no guarantee that the Company will be able to regain compliance with the continued listing requirement of Nasdaq Marketplace Rule 5550(b)(1) or that its plan will be accepted by Nasdaq.

The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholder equity requirement.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Global Shipping America, Ltd.

By:	/s/ Cao Lei
Cao Lei
Chief Executive Officer

Dated: November 23, 2012